Exhibit 99.2

Spartacus Acquisition Corp. II Announces Closing of $230,000,000 Initial Public Offering

Austin, TX, Feb. 12, 2026 (GLOBE NEWSWIRE) -- Spartacus Acquisition Corp. II (the “Company”) announced today that it closed its initial public offering of 23,000,000 units, at $10.00 per unit, including 3,000,000 units pursuant to the full exercise of the overallotment option by the underwriters. The units began trading on the Nasdaq Capital Market (“Nasdaq”) on Wednesday, February 11, 2026 under the ticker symbol “TMTSU.” Each unit consists of one share of the Company’s Class A ordinary share and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, shares of the Class A ordinary share and warrants are expected to be listed on Nasdaq under the symbols “TMTS” and “TMTSW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any stage of its corporate evolution or in any business industry or sector, it intends to focus its search on technology, media and telecommunications (“TMT”) companies. The Company is led by Chairman, Peter D. Aquino, Chief Executive Officer, Igor Volshteyn and Chief Financial Officer, Mark Szynkowski. In addition to Messrs. Aquino, Volshteyn and Szynkowski, the Board of Directors includes Christopher Downie, David Marshack and Eric Edidin.

BTIG, LLC acted as sole book-running manager of the offering. Odeon Capital Group, LLC acted as co-manager of the offering. The Klein Group, LLC (“The Klein Group”), an affiliate of M. Klein and Company, a global strategic advisory firm, acted as our capital markets advisor in connection with the offering. We also engaged The Klein Group to serve as our lead financial and M&A advisor and BTIG, LLC to serve as our co-financial and M&A advisor in connection with our initial business combination.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $230,000,000.00 (or $10.00 per unit sold in the public offering) was placed in the Company’s trust account.

A registration statement relating to the securities was filed with the Securities and Exchange Commission (the “SEC”). and became effective on January 30, 2026. The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from BTIG, LLC, 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Igor Volshteyn
Chief Executive Officer
Spartacus Acquisition Corp. II
info@spartacus-ac.com